EXHIBIT (a)(2)

                  Form of Letter to Eligible Holders
                  ----------------------------------

                          MILLENNIUM CELL INC.

                             July 22, 2003

Re:  Offer to Exchange Options for Restricted Stock

Dear Employee Name:

         I am pleased to announce that the Compensation Committee of the Board of Directors of Millennium Cell Inc. (the "Company") has decided to offer to employees, consultants and contractors that hold outstanding stock options as of July 22, 2003, under the Company's Amended and Restated 2000 Stock Option Plan (the "Plan"), and having an exercise price greater than $2.90 per share ("Eligible Options"), the opportunity to exchange their Eligible Options for shares of restricted common stock (the "Restricted Stock"). Participation by each eligible holder is voluntary.

         If you elect to participate in the offer, we will issue to you, in exchange for the cancellation of your Eligible Options, consideration equal to the number of shares underlying the stock options valued using the Black-Scholes option-pricing model to determine the fair value of the Eligible Options.

         For the total consideration due for all Eligible Options you elect to tender we will pay you in shares of our Restricted Stock. A vesting schedule has been established in which 50% of the Restricted Stock vests on August 22, 2004, or if the common stock price closes at or above $4.25, whichever occurs first. The remaining 50% of the Restricted Stock vests on August 22, 2005, or if the common stock price closes at or above $5.10, whichever occurs first.

         The main features of the exchange program are as follows:

o Only employees, consultants and contractors of the Company as of July 21, 2003 who continue to be employees, consultants or contractors through the offer expiration date of August 19, 2003, or a later date if the offer period is extended, are eligible to participate in the offer.

o If you are a current full-time employee, consultant or contractor of the Company, you have the opportunity to exchange your Eligible Options and receive consideration equal to the number of shares underlying your Eligible Options in accordance with the Schedule of Exchange of Options as set below. Any and all of the unexercised Eligible Options that you hold must be exchanged in full. Partial exchanges are not permitted.

o Employees, consultants or contractors hired or retained after July 21, 2003 are not eligible to participate.

o The Restricted Stock will be subject to forfeiture, which means that if your employment or retention with the Company terminates for any reason (or for no reason), your unvested shares of Restricted Stock on the date of termination will automatically be forfeited to the Company.

o If you are currently on a "personal" leave of absence and return to active status before the date the offer terminates, you are eligible to participate in the offer.

o If you are currently on medical, maternity, worker's compensation, military or other statutorily protected leave of absence, you are also eligible to participate in the offer.

o However, if you are on a leave of absence for any other reason or if you resign or receive a notice of termination at any time before the offer terminates, you are not eligible to participate in the offer.

o We are making the offer upon the terms and subject to the conditions described in this notice. We are not making the offer to, nor will we accept any tender of Eligible Options from or on behalf of, employees, consultants or contractors in any jurisdiction in which the offer or the acceptance of any tender of eligible options would not comply with the laws of such jurisdiction. However, we may, at our discretion, take any actions necessary for us to make the offer to eligible employees, consultants or contractors in any jurisdiction.

o The Restricted Stock will, in all other respects, be subject to the terms and conditions of the Plan under which it is granted and the restricted stock agreement to be executed by you and the Company.

         You are being provided with this letter and an Offer to Exchange that describes the main features of the Offer, which should be useful in helping you make your decision as to whether to participate in this program. ALTHOUGH THE COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS HAS APPROVED THE OFFER, NEITHER WE NOR THE COMPENSATION COMMITTEE MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD TENDER YOUR ELIGIBLE OPTIONS FOR EXCHANGE. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER YOUR ELIGIBLE OPTIONS. YOU SHOULD CAREFULLY REVIEW THIS INFORMATION STATEMENT IN ITS ENTIRETY BEFORE DECIDING WHETHER TO ELECT TO EXCHANGE YOUR ELIGIBLE OPTIONS. NEVERTHELESS, AS WITH ANY INVESTMENT DECISION, I STRONGLY ENCOURAGE YOU TO CONSULT WITH YOUR TAX AND FINANCIAL ADVISORS BEFORE PARTICIPATING IN THIS OFFER.

Below is your schedule showing your proposed grant, which is conditioned upon your tender of Eligible Options under the terms of the Offer.


                                 Schedule of Exchange of Options
                            --------------------------------------------

Employee Name Social Security Number
  Grant    Expiration    Option    Options     Options      Options   Outstanding    Number of Shares
   Date        Date       Price    Granted   Outstanding    Vested      Options             of
                                                                      Exercisable    Restricted Stock
---------- ------------ --------- ---------- ------------- ---------- ------------- -------------------
---------- ------------ --------- ---------- ------------- ---------- ------------- -------------------

---------- ------------ --------- ---------- ------------- ---------- ------------- -------------------
---------- ------------ --------- ---------- ------------- ---------- ------------- -------------------

---------- ------------ --------- ---------- ------------- ---------- ------------- -------------------
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---------- ------------ --------- ---------- ------------- ---------- ------------- -------------------
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---------- ------------ --------- ---------- ------------- ---------- ------------- -------------------
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---------- ------------ --------- ---------- ------------- ---------- ------------- -------------------
---------- ------------ --------- ---------- ------------- ---------- ------------- -------------------

---------- ------------ --------- ---------- ------------- ---------- ------------- -------------------
--------------------------------- ---------- ------------- ---------- ------------- -------------------
             TOTAL
--------------------------------- ---------- ------------- ---------- ------------- -------------------

         Please indicate whether or not you will be participating in the exchange program by returning the enclosed form entitled "Election Form to Exchange Stock Options" to Millennium Cell Inc., Attention: Mr. George Zalepa, Director of Human Resources, who must receive your completed form no later than midnight, Eastern Standard Time, on August 19, 2003. You may alternatively fax your signed copy to Mr. Zalepa at (732) 542-4010 by the above deadline and mail the original to him. IF YOU TURN IN YOUR FORM AFTER THIS DATE, IT WILL NOT BE ACCEPTED, OR IF YOU FAIL TO TURN IT IN, YOU WILL BE CONSIDERED TO HAVE DECLINED TO ACCEPT THE OFFER.

         THIS OFFER IS NOT A GUARANTY OF EMPLOYMENT OR RETENTION FOR ANY PERIOD. YOUR EMPLOYMENT OR RETENTION WITH THE COMPANY REMAINS AND CAN BE TERMINATED AT ANY TIME BY YOU OR THE COMPANY, WITH OR WITHOUT CAUSE OR NOTICE (UNLESS YOU HAVE A WRITTEN AGREEMENT WITH US IN WHICH CASE THE TERMS THEREOF APPLY).

         If you have any questions concerning the Offer, please do not hesitate to contact Mr. Zalepa at (732) 544-5707.

                        Sincerely,

                        /s/ Stephen S. Tang
                        --------------------
                        Stephen S. Tang, Ph.D.,
                        President, Chief Executive Officer and Acting Chief Financial Officer